SUPPLEMENTARY AGREEMENT CONCERNING COLLECTION OF ACCOUNTS RECEIVABLE AND
      ALLOCATION OF EXPENSES INCURRED ON COLLECTION OF ACCOUNTS RECEIVABLE
                                     (LJ504)

Party A:    Liuzhou OVM Joint Stock Company Limited

Party B:    Kolcari Investments Limited

Party C:    Liuzhou OVM Construction Machinery Company Limited


WHEREAS, A Joint Venture Contract (the "Contract") dated April 18, 1995 was entered into between Party A and Party B for the establishment of Liuzhou OVM Construction Machinery Company Limited, a Sino-foreign equity joint venture. According to Chapter Eight, Article 19.6 of the Contract, Party A shall warrant the recoverability of accounts receivable and other receivables (collectively the "Receivables") injected into Party C. However, the Contract did not mention about the responsibility for collection of such Receivables and the allocation of expenses incurred for the collection of such Receivables.

NOW THEREFORE, pursuant to friendly mutual consultations, the parties agree as follows:

1. Commencing from the date of incorporation of Party C, Party C shall be responsible for the collection of the Receivables.

2. Expenses incurred for the collection of the Receivables (the "Collection Expenses") shall be borne by Party A. The annual Collection Expenses shall be equal to 6.3% on the actual amount collected from the Receivables for each particular year. Party A shall reimburse the Collection Expenses to Party C by the end of each fiscal year.



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Party A:
Liuzhou OVM Joint Stock Company Limited


----------------------------------
Representative:  ( Wu Guosen)



Party B:
Kolcari Investments Limited


----------------------------------
Representative:  (Ching Lung Po)

Party C:
Liuzhou OVM Construction Machinery Company Limited



----------------------------------
Representative:  (Ching Lung Po)




                             Dated: October 18, 1996